U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 30, 2019

OAKTREE STRATEGIC INCOME II, INC.

(Exact name of registrant as specified in charter)

Delaware	814-01281	83-0566439
(State or other jurisdiction of incorporation or registration)	(Commission File Number)	(IRS Employer Identification No.)

333 S. Grand Avenue, 28th Floor, Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2019, the transactions contemplated by the Agreement and Plan of Merger entered into on March 13, 2019 by Oaktree Capital Group, LLC, Brookfield Asset Management Inc., Berlin Merger Sub, LLC, Oslo Holdings LLC and Oslo Holdings Merger Sub LLC were consummated. In connection therewith, the investment advisory agreement, dated July 9, 2018 between Oaktree Strategic Income II, Inc. (the “Company”) and Oaktree Capital Management, L.P. (“Oaktree”) was terminated, and the Company entered into a new investment advisory agreement with Oaktree (the “New Investment Advisory Agreement”). The New Investment Advisory Agreement was approved by the Company’s board of directors (the “Board”) on May 9, 2019 and by the Company’s stockholders at the Company’s annual meeting of stockholders on September 5, 2019 (the “Annual Meeting”). All material terms in the New Investment Advisory Agreement remain unchanged from the investment advisory agreement in effect prior to completion of the Brookfield transaction.

In addition, and also in connection with the consummation of the Brookfield transaction, on September 30, 2019, the administration agreement, dated as of July 9, 2018, between the Company and Oaktree Fund Administration, LLC (“Oaktree Administrator”), was terminated and the Company entered into a new administration agreement with Oaktree Administrator (the “New Administration Agreement”). The New Administration Agreement was approved by the Board on May 9, 2019. All material terms in the New Investment Administration Agreement remain unchanged from the administration agreement in effect prior to completion of the Brookfield transaction.

New Investment Advisory Agreement

Pursuant to the New Investment Advisory Agreement, Oaktree will continue to manage the Company’s day-to-day operations and provide the Company with investment advisory services. Among other things, Oaktree will continue to (i) determine the composition of the Company’s portfolio, the nature and timing of the changes to the Company’s portfolio and the manner of implementing such changes, (ii) identify, evaluate and negotiate the structure of the investments the Company makes, (iii) execute, close, monitor and service the investments the Company makes, (iii) determine the securities and other assets that the Company will purchase, retain or sell, (iv) perform due diligence on prospective portfolio companies, and (v) provide the Company with such other investment advisory, research and related services as it may, from time to time, reasonably require for the investment of its funds.

Oaktree’s services under the New Investment Advisory Agreement are not exclusive and Oaktree is generally free to furnish similar services to other entities so long as its services to the Company are not impaired.

The Company will continue to pay Oaktree a fee for its services under the New Investment Advisory Agreement consisting of two components — a management fee and an incentive fee. The cost of both the management fee payable to Oaktree and any incentive fees earned by Oaktree is ultimately borne by the Company’s common stockholders.

Management Fee

Prior to (i) the listing of the Company’s common stock on a national securities exchange or (ii) an initial public offering of the Company’s common stock that results in gross proceeds to the Company of at least $50 million and a listing of the common stock on a national securities exchange (each of (i) and (ii), a “Qualified Listing”), if any, Oaktree is entitled to receive quarterly in arrears a management fee (the “Management Fee”) equal to 1.00% per annum (the “Applicable Management Fee Percentage”) of the Company’s Gross Asset Value (as defined below); provided, that prior to a Qualified Listing, the Management Fee does not exceed 1.75% per annum of the Unleveraged Asset Value (as defined below). From and after the date of a Qualified Listing, if any, the Applicable Management Fee Percentage will increase to 1.50% per annum of the Company’s Gross Asset Value.

For purposes of calculating the Management Fee, the Gross Asset Value is determined by the Company’s board of directors (including any committee thereof). Until (a) the 12-month anniversary of the initial closing of a private offering of the Company’s common stock, which initial closing occurred on August 6, 2018 (the “Initial Closing”) or (b) the completion of a Qualified Listing, whichever occurs first, the Management Fee for each quarter is calculated based on the Company’s average Gross Asset Value at the end of each month during such calendar quarter (prior to taking into account any Incentive Fee); provided, that the Management Fee for the Company’s first calendar quarter is calculated based on the Company’s Gross Asset Value at the end of such calendar quarter (prior to taking into account any Incentive Fee). Following (a) the 12-month anniversary of the Initial Closing or (b) the completion of a Qualified Listing, whichever occurs first, the Management Fee for each quarter will be calculated based on the Company’s average Gross Asset Value at the end of such quarter and at the end of the preceding quarter (in each case, prior to taking into account any Incentive Fee); provided, that the Management Fee for the calendar quarter in which the Company consummates a Qualified Listing will be calculated based on the Company’s Gross Asset Value at the end of such calendar quarter (prior to taking into account any Incentive Fee).

The term “Gross Asset Value” means the value of the Company’s gross assets, determined on a consolidated basis in accordance with GAAP, including portfolio investments purchased with borrowed funds and other forms of leverage, but excluding cash and cash equivalents.

The term “Unleveraged Asset Value” means the Gross Asset Value less the Company’s borrowings for investment purposes determined on a consolidated basis in accordance with GAAP (other than borrowings under the Company’s investor subscription credit facility that are repaid within 180 days following incurrence).

Incentive Fee

The Incentive Fee consists of two parts: the Investment Income Incentive Fee and the Capital Gains Incentive Fee (each defined below).

Investment Income Incentive Fee

The Investment Income Incentive Fee is calculated and payable quarterly in arrears based on the Company’s Pre-Incentive Fee Net Investment Income, which means consolidated interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the operating expenses accrued for the quarter (including the Management Fee, Company expenses and any interest expense or fees on any credit facilities or outstanding debt, but excluding the Incentive Fee). The Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount (“OID”), debt instruments with payment in kind (“PIK”) interest and zero coupon securities), accrued income that has not yet been received in cash. For the avoidance of doubt, the Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding calendar quarter, is compared to a hurdle of 1.50% per quarter (6% annualized) (the “Hurdle Rate”). The Company pays Oaktree an Investment Income Incentive Fee each quarter as follows:

(a)  Hurdle Rate Return: No Investment Income Incentive Fee in any calendar quarter in which the Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate;

(b)  Catch-Up: 100% of the Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than a 1.875% (7.5% annualized) rate of return on the value of the Company’s net assets in such calendar quarter (the “Catch-Up”), which is intended to provide Oaktree with 20% of the Pre-Incentive Fee Net Investment Income as if the Hurdle Rate did not apply, if the Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate in such calendar quarter; and

(c)  80/20 Split: 20% of the Pre-Incentive Fee Net Investment Income, if any, that exceeds a 1.875% (7.5% annualized) rate of return on the value of the Company’s net assets in such calendar quarter, so that once the Hurdle Rate is reached and the Catch-Up in (b) immediately above is achieved, 20% of the Pre-Incentive Fee Net Investment Income thereafter is allocated to Oaktree.

The foregoing calculations will be appropriately prorated for any period of less than three months and adjusted for any issuances or repurchases of Common Stock during a quarter.

Capital Gains Incentive Fee

In addition to the Investment Income Incentive Fee described above, commencing as of December 31, 2018, Oaktree will be entitled to receive a Capital Gains Incentive Fee (as defined below). The Capital Gains Incentive Fee is determined and payable in arrears as of the end of each calendar year. The Capital Gains Incentive Fee will be equal to 20% of the realized capital gains, if any, on a cumulative basis from the date of the Initial Closing through the end of each calendar year, computed net of all realized capital losses on a cumulative basis and unrealized capital depreciation, less the aggregate amount of any previously paid Capital Gains Incentive Fee with respect to each of the investments in the Company’s portfolio, provided that the Capital Gains Incentive Fee determined as of December 31, 2018, if any, will be calculated for a period of shorter than 12 calendar months to take into account any realized capital gains computed net of all realized capital losses and unrealized capital depreciation from the date of the Initial Closing through the end of 2018 (the “Capital Gains Incentive Fee,” and together with the Investment Income Incentive Fee, the “Incentive Fee”).

Although the Capital Gains Incentive Fee due to Oaktree will not be payable until it is contractually due based on the Current Investment Advisory Agreement, the Company will accrue this component at the end of each reporting period based on the Company’s realized capital gains, if any, on a cumulative basis from the date of the Initial Closing through the end of each reporting period, computed net of all realized capital losses on a cumulative basis and unrealized capital depreciation, less the aggregate amount of any previously paid Capital Gains Incentive Fee, as contractually included in the calculation of the Capital Gains Incentive Fee, plus the cumulative amount of unrealized capital appreciation. If such amount is positive at the end of a period, then the Company will accrue an incentive fee equal to 20% of such amount. If such amount is negative, then there will be no accrual for such period or an appropriate reduction in any amount previously accrued. U.S. GAAP requires that the Capital Gains Incentive Fee accrual consider cumulative unrealized capital appreciation in the calculation, as a Capital Gains Incentive Fee would be payable if such unrealized capital appreciation were realized.

Duration and Termination

Unless earlier terminated as described below, the New Investment Advisory Agreement will remain in effect for two years from the date of its execution and thereafter from year-to-year if approved at least annually by (a) the vote of the Board or a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Company’s directors that are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Company. The New Investment Advisory Agreement will automatically terminate in the event of its “assignment” as such term is defined under the 1940 Act. The New Investment Advisory Agreement may be terminated by either party without penalty, upon 60 days’ written notice to the other party, by the vote of a majority of the outstanding voting securities of the Company, or by the vote of the Company’s directors or by Oaktree.

Indemnification

The New Investment Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of their respective duties or by reason of the reckless disregard of their respective duties and obligations, Oaktree and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with it are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising out of or otherwise based on the performance of any of Oaktree’s duties or obligations under the New Investment Advisory Agreement or otherwise as the Company’s investment adviser.

New Administration Agreement

Pursuant to the New Administration Agreement, Oaktree Administrator will continue to provide administrative services to the Company necessary for the operations of the Company, which include providing office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as Oaktree Administrator, subject to review by the Board, shall from time to time deem to be necessary or useful to perform its obligations under the New Administration Agreement. Oaktree Administrator may also, on behalf of the Company and subject to review by the Board, conduct relations and negotiate agreements with custodians, trustees, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. Oaktree Administrator will continue to provide, on the Company’s behalf, significant managerial assistance to those portfolio companies to which the Company offers and thereafter provides such assistance. In addition, Oaktree Administrator will assist the Company in determining and publishing the Company’s net asset value and net asset value per share, overseeing the preparation and filing of the Company’s tax returns, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others.

Payments under the New Administration Agreement will equal an amount that reimburses Oaktree Administrator for its costs and expenses incurred in performing its obligations under the New Administration Agreement and providing personnel and facilities. The New Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party, by the vote of a majority of the Company’s outstanding voting securities, or by the vote of the Company’s directors or by Oaktree Administrator. In addition, Oaktree Administrator entered into a sub-administration agreement (the “Sub-Administration Agreement”) with State Street Bank and Trust Company (“State Street”), pursuant to which State Street provides for certain administrative and professional services. The Company will continue to bear all of the costs and expenses of any sub-administration agreements that Oaktree Administrator enters into.

For the avoidance of doubt, the Company will bear its allocable portion of the costs of the compensation, benefits, and related administrative expenses (including travel expenses) of the Company’s officers who provide operational and administrative services under the New Administration Agreement, their respective staffs and other professionals who provide services to the Company (including, in each case, employees of Oaktree Administrator or an affiliate) who assist with the preparation, coordination, and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to the Company. The Company will reimburse Oaktree (or its affiliates) for an allocable portion of the compensation paid by Oaktree (or its affiliates) to such individuals (based on a percentage of time such individuals devote, on an estimated basis, to the Company’s business and affairs and to acting on the Company’s behalf).

Item 1.02.	Termination of a Material Definitive Agreement.

The first and second paragraphs of Item 1.01 above are incorporated by reference into this Item 1.02.

Item 8.01.	Other Events.

As previously reported, Deborah Gero was elected a director of the Company at the Annual Meeting. The proxy statement for the Annual Meeting stated that Ms. Gero’s election was subject to the completion of the Brookfield transaction described in Item 1.01 above. Accordingly, as a result of the completion of the Brookfield transaction, Ms. Gero became a member of the Board effective September 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC INCOME II, INC.

Date: October 2, 2019	By:	/s/ Mathew Pendo
		Name:	Mathew Pendo
		Title:	President and Chief Operating Officer